Exhibit 10.2

Contract number:

Labor contract

Party A:Shenzhen Yitian Hulian Internet

Technology Co Ltd

Address:Room f4.8-6b613, tianji building, tian ‘an digital city, futian district, shenzhen

Legal representative:Yi chengwei

Contact phone number:13828865767

Party B:Yi chengwei

Gender:male

Address:Yiran tiandi store, longzhu fourth road, nanshan district,

shenzhen 313502

ID number:422121197612230413

Contact phone number:13828865767

Directions for use

Both parties shall read this contract carefully before reading it. Once the contract is signed, which has the force of law, both parties must strictly perform c (2) this contract needs to be signed by the legal representative of the employer (party a) (or the entrusted agent) and employee (party b) sign or affix their seals to the record, build official seal of unit of choose and employ persons labor contract (or seal) c (3) of this contract KongLan, be determined by mutual agreement, after fill in, and shall not violate the laws, regulations and relevant provisions; Iv. Matters not covered herein may be separately signed into a supplementary agreement, which shall be attached to this contract and be performed together with this contract. Five, this contract must be filled in carefully, legible, concise, accurate, and shall not be altered without c six, after signing of this contract (including attachments), both parties each hold one copy for future reference c according to the labor law of the People’s Republic of China, labor contract law of the People’s Republic of China and the relevant provisions of the state and province, party a and party b shall, in accordance with the legal, fair, equal voluntary, consensus, honesty and credit principle to conclude the following contract.

I. term of the contract

(I) contract period

This contract is an open-ended labor contract. From month day

(ii) probationary period both parties agree to determine the probationary period in the following manner:

1. No probation

2. The probation period shall be from — (year) to (month)

Ii. Work content and place

(I) party b shall arrange _ department and _ working group

(iii) party a may adjust the department, work task and working place of party b according to the actual situation, and party b shall accept the adjustment. Party b shall complete his/her own work on time, in accordance with the job duties and requirements specified by party a

(iii) working hours and rest and vacation) standard working hours, i.e., daily work and weekly work _. Party a shall give party b statutory holidays, annual holidays, marriage leave, funeral leave, maternity leave and other paid holidays.

Iv. Labor remuneration

(I) party a shall determine the salary and remuneration according to party b’s job position and work performance, and the salary adjustment shall be subject to the salary confirmation form for the reasons of equal pay for equal work and position change

(ii) the monthly salary paid by party a to party b shall not be lower than the minimum wage stipulated by the local government.

(iii) party a shall pay wages in the form of E (monthly salary) and shall not default without reason

Social insurance

Both parties shall participate in social insurance according to law and pay social insurance premiums monthly. Part paid by party b shall be withheld from party a’s salary.

Labor discipline

Party a and party b shall strictly abide by national laws, regulations, rules and policies. Party b must strictly abide by the rules and regulations and labor discipline formulated by party a according to law

Vii. Modification of the contract

(I) any change of party a’s name, legal representative (main person in charge) or investor shall not affect the performance of this contract

(iii) party a and party b may modify this contract upon mutual agreement through consultation, and each party shall hold one copy of the labor contract after the modification

(iv) party a and party b may, upon mutual agreement, modify this contract and go through written modification procedures. Each party shall hold one copy of the modified labor contract

Viii. Cancellation and termination of the contract

(1) cancellation

1. This contract may be terminated upon mutual agreement by both parties

2. It may be discharged under any of the following circumstances

(1) party b is proved to be unqualified for employment during the probation period

(2) party b seriously violates party a’s rules and regulations

(3) engage in malpractices for personal gain, which causes significant damage to party a

(4) party b establishes labor relations with other employers at the same time, which has a serious impact on the completion of party a’s work tasks, or refuses to make corrections upon party a’s request.

Both Party A and Party B shall cancel or terminate the labor contract in accordance with the Labor Contract Law of the People’s Republic of China and the relevant provisions of the State and Beijing Municipality.

(5)  This contract shall be automatically terminated under the following circumstances:

1, if the term of this agreement expires, the two parties have not reached an agreement on the renewal;

2, Party B retired or died;

3, negotiate the lifting, A B

Article 26: Party B shall terminate this contract

Party B may request Party A to resign, but Party A must be notified in writing 30 days in advance. At this time, Party A is not obliged to pay any form of economic compensation. If Party B does not resign from the company 30 days in advance or leaves the company without authorization, Party B will pay his monthly salary after the completion of the work of Party B. Party A shall have the right not to pay his wages and benefits during the period of absence. Party A must notify the other party 3 days in advance before the labor contract can be terminated.

(6)  Party A May terminate this contract at any time under the following circumstances, and Party A shall not undertake any financial compensation.

1, Party B absent from work at least one time during the probation period;

2, Party B encroaches on, misappropriates, misappropriates or steals public or private financial value exceeding 200 yuan;

Party B is in serious violation of Party A’s rules and regulations, labor discipline and employee manual, and may cancel the labor contract according to Party A’s regulations;

4) If Party B uses the work to profit for an individual or a third person and causes direct or indirect losses to Party A and Party A’s customers, Any behavior that violates professional ethics(such as: unauthorized access to Party A’s internal system and Party A’s client system for illegal operations, theft, etc.);

Party B shall directly or indirectly engage in part-time work with Party A or work for another person directly or indirectly, which will have an impact on the completion of Party A’s work tasks; During the term of office, directly or indirectly introduce and recommend Party A’s competitors to Party A’s employees;

The personal data provided by Party B to Party A at the time of application are found to be false, including but not limited to: separation certificate, identity certificate, household registration certificate, academic qualification certificate, medical examination certificate, qualification certificate, personal resume, work experience, etc.;

Party B practices fraud when applying for leave, handling welfare benefits or reimbursing expenses;

8, Party B serious dereliction of duty, fraud, causing major damage to Party A;

9, Party B was investigated for criminal responsibility according to law;

Party B violates the confidentiality obligations stipulated in the Confidentiality Agreement and fails to perform or does not properly perform the obligations of confidentiality.

Other circumstances causing damage to Party A. (If it Denigrates the reputation and reputation of Party A, causing adverse effects or serious consequences)

12, by means of fraud, coercion or taking advantage of the danger of others, so that Party A concludes or modifies the labor contract against the true intention.

(7)  Party A May terminate this Contract under the following circumstances, provided that Party A shall notify Party B in writing within 30 days in advance or pay one month’s salary in lieu of the 30-day notice period:

Party B is not able to perform the work stipulated in this contract after the expiration of the prescribed period of medical treatment, nor can he perform the work arranged by Party A otherwise;

(2) Party B is not competent for the annual assessment and is still not competent for the work after training or adjustment of the post;

The objective circumstances on which this contract is based have changed so greatly that the contract can not be performed and no agreement can be reached on changing this contract after consultation between the two parties

(8)  Under any of the following circumstances, Party A May, after fulfilling the prescribed procedures, reduce personnel and pay financial compensation in accordance with the provisions:

1, Party A carries out reorganization in accordance with the provisions of the bankruptcy law of the enterprise;

2, Party A has serious difficulties in production and operation;

3, Party A changes production, major technical innovation or management mode adjustment;

Other major changes in the objective economic conditions on which the labor contract is based have prevented the performance of this contract.

(9)   Termination of contracts

This contract shall be terminated at the expiration of this contract or upon the appearance of statutory termination conditions.

Where this contract is terminated under any of the following circumstances, Party A shall pay financial compensation to Party B in accordance with the provisions:

(1) Party A is declared bankrupt according to law;

(2) Party A has been revoked its business license, ordered to close down or revoke it, or Party A has decided to dissolve it in advance;

(3) other circumstances prescribed by laws and administrative regulations.

Other agreed matters

Party B shall abide by Party A’s rules and regulations, including, but not limited to, various management systems, codes of conduct, employee manuals, post duties, training agreements, confidentiality agreements, safety standards, etc., which are the main annexes to the contract and their validity is equal to the terms of the contract.

Matters not covered by this contract shall be handled in accordance with the relevant policies of the state and local governments. If, during the term of the contract, the terms of this contract conflict with the new provisions on labor administration of the state or province, the new provisions shall apply.

The following documents shall be attachments to this Contract and shall have the same effect as this Contract:

1, “Staff Code of Conduct”

Human Resources Management System

3, “Personnel Remuneration and Performance Assessment Management System”

Other Sector Management System

Article 37: There shall be a change part of this contract, which shall prevail after the change.

Article 38: This contract shall enter into force on the date of signature or seal by both parties in duplicate, and Party A shall hold one copy and Party B shall hold one copy.

Party A:	Party B(hand-print):Yi chengwei

(signature) Signed by2015.03.01	(signature) Signed by 2015.03.01